UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2010 (July 7, 2010)

GUANWEI RECYCLING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53825

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rong Qiao Economic Zone
Fuqing City
Fujian Province
People’s Republic of China
300500

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-591) 8539-2532

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 7, 2010, Fuqing Guanwei Plastics Industrial Co., Ltd. (“Guanwei”), the wholly-owned indirect subsidiary of Guanwei Recycling Corp. (the “Company”), entered into a sales contract with Sunshine Handels & Consulting GmbH, a copy of which is attached hereto as Exhibit 99.1.  Pursuant to the contract, Guanwei will purchase a total of 25,000 metric tons of low density polyethylene (LDPE) waste through June 2011, which Guanwei will convert into recycled LDPE.  The waste material will be delivered at prices to be determined at the beginning of each month.

Item 7.01	Regulation FD Disclosure.

On July 12, 2010, the Company issued a press release announcing the entry into the sales contract described in Item 1.01 above,  a copy of which is attached hereto as Exhibit 99.2.

The information contained in Exhibit 99.2 is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Exhibit Title or Description

99.1	Sales Contract, dated as of July 7, 2010, between Fuqing Guanwei Plastics Industrial Co., Ltd. and Sunshine Handels & Consulting GmbH

99.2	Press release, dated July 12, 2010, issued by Guanwei Recycling Corp.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2010

GUANWEI RECYCLING CORP.

By:	/s/ Chen Min
Name:	Chen Min
Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Sales Contract, dated as of July 7, 2010, between Fuqing Guanwei Plastics Industrial Co., Ltd. and Sunshine Handels & Consulting GmbH

99.2	Press release, dated July 12, 2010, issued by Guanwei Recycling Corp.